*260101*

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20130164200-79 |
| --- | --- |
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 03/11/2013 10:03 AM |
| | Entity Number C15072-2001 |

# Application for Reinstatement

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

***Important: form for use ONLY if old name is unavailable.***

This application authorizes the office of the Secretary of State of Nevada to reinstate:

NORTH AMERICAN OIL & GAS INC.

Old Name

under the name of:

Century Gold Ventures Inc.

New Name

This application is accompanied with the initial or annual list, the designation of the registered agent, and all fees and penalties.

x Nick DeMare

Authorized Signature*

* If a corporation, this application shall be signed by an officer.
If a limited-liability partnership, this application shall be signed by a managing partner.
If a limited-liability company, this application shall be signed by a manager or managing member.
If a limited partnership, this application shall be signed by a general partner.